UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

CARMAX AUTO OWNER TRUST 2018-1

(Issuing Entity with respect to Securities)

(Central Index Key Number: 0001725618)

CARMAX BUSINESS SERVICES, LLC

(Sponsor with respect to Securities)

(Central Key Index Number: 0001601902)

CARMAX AUTO FUNDING LLC

(Depositor with respect to Securities)

(Central Key Index Number: 0001259380)

Delaware	333-207329-09 333-207329	01-0794037
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(Registrant’s IRS Employer Identification No.)

12800 Tuckahoe Creek Parkway, Suite 400

Richmond, VA 23238-1115

(Address of principal executive offices of registrant, including zip Code)

Registrant’s telephone number, including area code: (804) 935-4512

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On February 7, 2018, CarMax Auto Owner Trust 2018-1, a Delaware statutory trust (the “Issuing Entity”), CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), and CarMax Business Services, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), entered into Amendment No. 1 to Sale and Servicing Agreement (the “SSA Amendment”). The SSA Amendment amends the Sale and Servicing Agreement, dated as of January 1, 2018 (the “Sale and Servicing Agreement”), among the Issuing Entity, the Depositor and the Servicer (filed as Exhibit 99.1 to the registrant’s Form 8-K dated and filed on January 24, 2018, Commission File No. 333-207329-09), to correct clerical errors in the Sale and Servicing Agreement regarding the amount of specified interest payable on certain classes of notes on the initial payment date.

Item 9.01.	Exhibits.

Exhibit No.	Description

99.1	Amendment No. 1 to Sale and Servicing Agreement among CarMax Business Services, LLC, as servicer, CarMax Auto Funding LLC, as depositor, and CarMax Auto Owner Trust 2018-1, dated as of February 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarMax Auto Funding LLC

(Depositor)

Dated: February 7, 2018	By:	/s/ Enrique Mayor-Mora
	Name:	Enrique Mayor-Mora
	Title:	Vice President and Treasurer